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                                                                EXHIBIT 3b

                                                                        4/27/93

                                   REGULATIONS

                                       OF

                               BRUSH WELLMAN INC.

                                    ARTICLE I

SHAREHOLDERS' MEETINGS

  Section 1.  Annual Meeting

     The annual meeting of shareholders for the election of Directors, the consideration of reports laid before the meeting and the consideration of such other business as may come before the meeting shall be held on the first Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, or on such other date as may from time to time be fixed by the Directors. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

  Section 2.  Special Meetings

     Special meetings of shareholders may be called at any time by the Chairman of the Board, or the President or a Vice President or by the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or by the person or persons who hold not less than fifty per cent of all shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than sixty days after the receipt of such request, as such officer shall fix. If such notice is not given within twenty days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of meeting and give, or cause to be given, notice in the manner hereinafter provided.

  Section 3.  Place of Meetings

     Any meeting of shareholders may be held either at the principal office of the Corporation or at such place within or without the State of Ohio, but within the United States of America, as may be designated in the notice of said meeting.

  Section 4.  Notice of Meetings

     Not more than sixty days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

  Section 5.  Shareholders Entitled to Notice and to Vote

     If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

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  Section 6.  Inspectors of Election - List of Shareholders

     Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with statute.

     At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

  Section 7.  Quorum

     To constitute a quorum at any meeting of shareholders there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

     The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time.

  Section 8.  Voting

     In all cases, except where otherwise by statute or the Articles or the Regulations provided, a majority of the votes cast shall control.

     Cumulative voting in the election of Directors shall be permitted as provided by statute.

  Section 9.  Reports to Shareholders

     At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.

  Section 10.  Action Without a Meeting

     Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE II

DIRECTORS

  Section 1.  Election, Number and Term of Office

     The Directors shall be elected at the annual meeting of shareholders, or, if not so elected, at a special meeting of shareholders called for that purpose. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

     The Directors shall be divided into three classes, each class to consist of four Directors unless and until the number of Directors of any such class is changed by the shareholders or Directors as herein provided. The number of Directors of any class may be changed to any number not less than three (i) by the shareholders at a meeting called for the purpose of electing Directors, by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power for such purpose, or (ii) by the Directors at a meeting or by action without a meeting, provided, that the number of Directors of each class so changed by the Directors shall not differ by more than one from the number of Directors of such class as last fixed by the shareholders. Any such change in the number of Directors pursuant to the provisions of this Section (i) shall remain in effect until changed by vote of the shareholders or Directors in accordance with this Section, and (ii) shall be in such class or classes as the shareholders or Directors making such change determine. In the event that the Directors increase the number of Directors, the Directors who are in office may fill any vacancy created thereby. Any decrease in the number of Directors to less than the number of Directors then in office by action of the shareholders or Directors pursuant to the provisions of this Section shall not of itself have the effect of removing any incumbent Director or of reducing the term of any incumbent Director and shall only become



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effective as the resignation, removal from office, death or expiration of the term of any incumbent Director occurs. A separate election shall be held for each class of Directors as hereinafter in this paragraph provided. Directors elected at the first election for the first class shall hold office for the term of one year from the date of their election and until the election of their successors, Directors elected at the first election for the second class shall hold office for the term of two years from the date of their election and until the election of their successors, and Directors elected at the first election for the third class shall hold office for the term of three years from the date of their election and until the election of their successors. At each annual election the successors to the Directors of each class whose term shall expire in that year shall be elected to hold office for the term of three years from the date of their election and until the election of their successors. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal.

  Section 2.  Meetings

     Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

     Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by any two Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at least forty-eight hours, prior to the time of the meeting.

  Section 3.  Quorum

     A majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

  Section 4.  Action Without a Meeting

     Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

  Section 5.  Committees

     The Directors may from time to time create an executive committee or any other committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee.

     Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.



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                                   ARTICLE III

OFFICERS

   Section 1.  Officers

     The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

   Section 2. Authority and Duties of Officers

     The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV

INDEMNIFICATION

The Corporation shall indemnify:

         (a) each Director or officer of the Corporation who is elected by the Board of Directors (an "officer"),

         (b)  each former Director or officer of the Corporation,

         (c) each such Director or officer of the Corporation who is serving or has served at the request of the Corporation as a director, trustee or officer of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, and

         (d) the heirs, executors and administrators of each such Director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him (by reason of the fact that he is serving or has served in one or more of the foregoing capacities or by reason of any action alleged to have been taken or omitted in any of the foregoing capacities) in connection with any threatened, pending or completed action, suit or proceeding (including any appeals), whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation:

         (i) to indemnify employees, agents and others to the extent not prohibited by applicable law,

         (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for

                 (A) any person who is or was a Director, officer, employee or agent of the Corporation,

                 (B) any person who is serving or has served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, and

                 (C) the heirs, executors and administrators of any of the foregoing against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (or by reason of action alleged to have been taken or omitted in any such capacity), and

     (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.



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                                    ARTICLE V

MISCELLANEOUS

  Section 1.  Transfer and Registration of Certificates

     The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

  Section 2.  Substituted Certificates

     Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

  Section 3.  Voting Upon Shares Held by the Corporation

     Unless otherwise ordered by the Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

  Section 4.  Corporate Seal

     The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the word "Seal" stamped across the center.

  Section 5.  Articles to Govern

     In case any provision of these Regulations shall be inconsistent with the Articles, the Articles shall govern.

  Section 6.  Amendments

     These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.









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